Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment #2 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII of our report dated June 19, 2009, relating to the February 28, 2009 financial statement of Commonwealth Income & Growth Fund, Inc., which appears in the Prospectus, which is a part of this Pre-effective Amendment #2 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 25, 2009